Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	James Cline
Chief Financial Officer
540-542-6300

Harriet Fried
LHA
212-838-3777

Trex Company Announces First-Quarter 2012 Sales of $96.1 Million

and EPS of $0.74

New Product Introductions and Manufacturing Improvements Contribute to Strong Performance

WINCHESTER, Va. – May 7, 2012 – Trex Company, Inc. (NYSE: TREX), the world’s largest manufacturer of wood-alternative decking and railing products, today announced financial results for the first quarter ended March 31, 2012.

Net sales for the first quarter of 2012 totaled $96.1 million compared to net sales of $69.0 million for the 2011 first quarter, an increase of 39%. As described in the 2011 fourth quarter press release, the Company did not increase prices in 2012. This led to a more normal product demand in the 2012 quarter. The Company reported net income of $12.3 million, or $0.74 per diluted share, for the 2012 period compared to net income of $5.1 million, or $0.30 per diluted share, for the prior-year period. The Company’s 2011 results reflected a favorable resolution of uncertain tax positions that positively impacted income taxes by $2.6 million. Excluding that adjustment, net income in the 2011 first quarter was $2.5 million, or $0.15 per diluted share.

Chairman, President and CEO Ronald W. Kaplan commented, “Our first quarter sales were 7% above guidance. Our best-in-class product platform, combined with market share gains, helped us exceed our revenue target. Today’s results also represent the second highest first-quarter EPS performance since the Company went public in 1999.

“Demand for our 2011 new product introductions, particularly Trex Enhance™ and Trex Transcend® Porch, contributed significantly to our strong showing. Our expansion into the international arena also gained momentum, with a substantial year-over-year sales increase. Our manufacturing and productivity initiatives continued to deliver important benefits, contributing to our gross margin of 36.9%, up 350 basis points from the 2011 period.”

Mr. Kaplan concluded, “We continue to see a strong shift in the market towards ultra-low-maintenance wood alternative products. With our expanding ultra-low-maintenance product offering, utilizing Transcend technology, we are off to a great start for the year. Based on the market demand we are currently seeing, we expect net sales of approximately $90 million for the second quarter of 2012, an increase of 15% from last year’s period.”

First-Quarter 2012 Conference Call and Webcast Information

Trex will hold a conference call to discuss its first-quarter 2012 results on Monday, May 7, 2012 at 10:00 a.m. ET. To participate in the live call by telephone, please dial 706-634-1218 or 888-803-7566 and reference conference ID #70002443. A live webcast of the conference call will also be available in the Investor Relations section of the Trex Company website at trex.com.

For those who cannot listen to the live broadcast, the webcast will be available on Trex’s website for 30 days. A telephone replay of the call will also be available for seven days, beginning at approximately 1:00 p.m. ET on Monday, May 7, 2012. To listen to the telephone replay, dial 404-537-3406 and enter conference ID #70002443.

Forward-Looking Statements

The statements in this press release regarding the Company’s expected future performance and condition constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company’s actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company’s products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company’s business to general economic conditions; the Company’s ability to obtain raw materials at acceptable prices; the Company’s ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. Documents filed with the Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Trex Company

Trex Company is the world’s largest manufacturer of wood-alternative decking and railing, with more than 20 years of product experience. Stocked in more than 5,500 retail locations throughout the world, Trex® outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. For more information, visit trex.com.

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TREX COMPANY, INC.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011

Net sales	$96,100	$69,006

Cost of sales	60,681	45,977

Gross profit	35,419	23,029

Selling, general and administrative expenses	18,601	16,657

Income from operations	16,818	6,372

Interest expense, net	4,411	3,963

Income before income taxes	12,407	2,409

Provision (benefit) for income taxes	96	(2,648)

Net income	$12,311	$5,057

Basic income per common share	$0.80	$0.33

Basic weighted average common shares outstanding	15,473,777	15,292,959

Diluted income per common share	$0.74	$0.30

Diluted weighted average common shares outstanding	16,717,987	16,823,788

Comprehensive income	$12,311	$5,241

TREX COMPANY, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(unaudited)

	31-Mar-12	31-Dec-11

ASSETS
Current assets:

Cash and cash equivalents	$4,831	$4,526
Restricted cash	25,000	37,000
Accounts receivable, net	103,381	29,192
Inventories	18,665	28,896
Prepaid expenses and other assets	1,681	2,118
Income taxes receivable	328	322

Total current assets	153,886	102,054
Property, plant and equipment, net	112,214	115,212
Goodwill and other intangibles	10,556	10,558
Other assets	969	266

Total assets	$277,625	$228,090

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$11,908	$11,892
Accrued expenses	15,797	16,187
Accrued warranty	5,700	6,000
Deferred income taxes	124	124
Line of credit	36,700	—
Current portion of long-term debt	89,150	86,425

Total current liabilities	159,379	120,628
Deferred income taxes	2,819	2,819
Accrued taxes	38	60
Non-current accrued warranty	9,225	10,345
Other long-term liabilities	1,728	1,739

Total liabilities	173,189	135,591

Stockholders’ equity:
Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized; 15,683,837 and 15,602,132 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	157	156
Additional paid-in capital	99,510	99,885
Retained earnings (deficit)	4,769	(7,542)

Total stockholders’ equity	104,436	92,499

Total liabilities and stockholders’ equity	$277,625	$228,090

TREX COMPANY, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011

OPERATING ACTIVITIES
Net income	$12,311	$5,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,120	7,218
Other non-cash charges	752	929
Changes in operating assets and liabilities	(65,572)	(22,613)

Net cash used in operating activities	$(45,389)	$(9,409)

INVESTING ACTIVITIES	$(1,167)	$(2,248)

FINANCING ACTIVITIES	$46,861	$(3,599)

Net increase (decrease) in cash and cash equivalents	$305	$(15,256)
Cash and cash equivalents at beginning of period	$4,526	$27,270

Cash and cash equivalents at end of period	$4,831	$12,014